EXHIBIT 99.5

                            TELEBANC CAPITAL TRUST I

                            OFFER FOR ALL OUTSTANDING
                       11.00% ORIGINAL CAPITAL SECURITIES
                                 IN EXCHANGE FOR
                       11.00% EXCHANGE CAPITAL SECURITIES

To Our Clients:

                  Enclosed for you consideration is a prospectus dated November ______, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of TeleBanc Capital Trust I (the "Trust") and TeleBanc Financial Corporation (the "Corporation") to exchange the Trust's 11.00% Exchange Capital Securities for any and all of the Trust's outstanding 11.00% Original Capital Securities (the "Original Capital Securities"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Trust and the Corporation contained in the Registration Rights Agreement dated, June 5, 1997, among the Trust, the Corporation, and Sandler O'Neill & Partners, L.P.

                  This material is being forwarded to you as the beneficial owner of the Original Capital Securities carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL CAPITAL SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

                  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

                  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer shall expire at 5:00 p.m., New York City time, on __________, 1997, or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer. Any Original Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

                  Your attention is directed to the following:

         48. The Exchange Offer is for any and all Original Capital Securities.

         49. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

         50. Any transfer taxes incident to the transfer of Original Capital Securities from the holder to the Corporation will be paid by the Corporation, except as otherwise provided in the Instructions in the Letter of Transmittal.

         51. The Exchange Offer expires at 5:00 p.m., New York City time, on ____________, 1997, or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer.

                  If you wish to have us tender your Original Capital Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL CAPITAL SECURITIES.

                  INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

                  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by TeleBanc Capital Trust I with respect to its Original Capital Securities.

                  This will instruct you to tender the Original Capital Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

                  Please tender the Original Capital Securities held by you for my account as indicated below:

                                                                 AGGREGATE PRINCIPAL AMOUNT AT MATURITY
                                                                 OF ORIGINAL CAPITAL SECURITIES TENDERED

11.00% Original Capital Securities
                                                          ---------------------------------------------------

[ ] Please do not tender any Original Capital Securities held by you for my account.

Dated:  __________________________, 1997


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                                                                               Signature(s)


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                                                                        Please print name(s) here


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                                                                               Addresses


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                                                                     Area code and telephone number


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                                                          Taxpayer Identification or Social Security Number(s)

                  None of the Original Capital Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Capital Securities held by us for your account.